UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported:)	October 14, 2019

Tandy Leather Factory, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation

1-12368	75-2543540
(Commission File Number)	(IRS Employer Identification Number)

1900 Southeast Loop 820, Fort Worth, Texas	76140
(Address of Principal Executive Offices)	(Zip Code)

(817) 872-3200
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0024	TLF	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously announced in the Current Report on Form 8-K filed on August 14, 2019 (the "Prior Form 8-K") by Tandy Leather Factory, Inc. (the "Company"), the Audit Committee (the "Audit Committee") of the Board of Directors of the Company commenced an independent investigation (the "Independent Investigation") into certain aspects of the Company's methods of valuation and expensing of costs of inventory and related issues regarding the Company's business and operations.  After management identified the Inventory Accounting Issues, as defined below, the Audit Committee retained independent legal and accounting advisors, and with the assistance of these advisors, has completed its investigation. The Audit Committee's Independent Investigation did not find any evidence of fraud or intentional misconduct.  Management continues to analyze and quantify the impact of the Inventory Accounting Issues on the Company's previously issued financial statements.

On October 14, 2019, as a result of the findings of the Independent Investigation and the Company's ongoing reviews, the Company, in consultation with the Audit Committee, determined that the Company's previously issued financial statements for (i) the years ended December 31, 2018, 2017 and 2016 included in the Company's most recent Annual Report on Form 10-K, (ii) the quarterly and year-to-date periods within fiscal 2017 and 2018 included in the Company's Quarterly Reports on Form 10-Q, and (iii) the three months ended March 31, 2019 included in the Company's Quarterly Report on Form 10-Q, should no longer be relied upon due to material misstatements of one or more of the following categories in all or certain of these periods: the value of inventory and calculation of cost of sales, gross profit, operating expenses, operating income, net income, and earnings per share ("EPS") as described below.  Similarly, related press releases and reports describing the Company's financial results for these periods should also no longer be relied upon.

As disclosed in the Company's periodic reports filed with the Securities and Exchange Commission, the Company has reported that inventory is stated at the lower of cost (first-in, first-out) or net realizable value where cost includes merchandise purchases, the costs to bring the merchandise to its Texas distribution center, warehousing and handling expenditures, and distributing and delivering merchandise to stores.  Management has identified the following issues (collectively, the "Inventory Accounting Issues"):

(1)
inventory was not correctly stated using a first-in, first-out methodology ("FIFO") but rather was stated using a methodology that attempted to approximate FIFO, resulting in estimated cumulative overstatements.  Management estimates that inventory may be overstated by approximately $1.5 million to $2.5 million at December 31, 2017, declining over time to approximately $0.3 million to $0.5 million at March 31, 2019, without considering any inventory reserves set up by the Company;

(2)
warehousing and handling expenditures were not capitalized in the first and third quarters but were subsequently corrected on a semi-annual basis in the second and fourth quarters.  In the first and third quarters, when these expenditures were not capitalized, this understated inventory and overstated operating expenses by approximately $0.5 million - $0.6 million and understated net income by approximately $0.3 million - $0.5 million, before considering any currency adjustment.  In the second and fourth quarters, when this was corrected, this overstated net income by approximately $0.3 million - $0.5 million.  As a result, for the year-to-date periods ended June 30 and December 31, capitalization of the warehousing and handling did not materially impact net income and earnings per share; and

(3)
 warehousing and handling expenditures were classified as operating expenses, resulting in overstatement of operating expenses in all periods.  Catch-up capitalizations of these expenditures were made in the quarters ended June 30 and December 31.  This resulted in: (1) an offsetting understatement of cost of sales and an overstatement of gross profit and (2) no net impact to net income for the year-to date-periods ended June 30 and December 31.  The financial impact of this classification is reflected in paragraph (2) above.

None of the Inventory Accounting Issues are expected to impact reported sales or cash for any periods, including prior periods.  The Inventory Accounting Issues were first identified by management as a result of a deeper analysis of legacy systems and practices that have been in place for many years (and which the Company is now working to replace).   While management believes the Inventory Accounting Issues will result in material adjustments to certain of the financial periods identified above, the quantification of these adjustments remains ongoing.  The Company is also continuing to analyze and quantify the impact of the Inventory Accounting Issues for financial statements in periods prior to 2017 and evaluating appropriate steps to address such impacts.

Additionally, as previously announced in the Prior Form 8-K, the Audit Committee directed the Company to evaluate its policies, procedures, and internal controls associated with its methods of inventory valuation, as well as compliance with, and the effectiveness of, those policies, procedures and internal controls (the "Accounting Policy and Controls Review"). An accounting consultant is assisting the Company with this review.  This review is ongoing.

As a result of the preliminary findings of the Accounting Policy and Controls Review, management has re-evaluated its prior conclusions on the effectiveness of the Company's (i) internal control over financial reporting as of December 31, 2018 and (ii) its disclosure controls and procedures as of the end of each quarter within 2018 and the quarter ended March 31, 2019.  In connection therewith, management determined that the Company did not maintain effective controls over the accuracy and presentation of the accounting for inventory, cost of sales, gross profit, operating expenses, operating income, net income and EPS.  The Company will amend its disclosures pertaining to its evaluation of such controls and procedures to report one or more material weaknesses in those controls and procedures and will report that its internal control over financial reporting and its disclosure controls and procedures were not effective.  The Company expects to implement remedial measures to correct these material weaknesses as soon as practicable.  The Company has retained an accounting consultant to assist it in the remediation process.

The Company expects to restate the financial statements noted above as soon as practicable and expects that it will not be able to file its Quarterly Reports on Form 10-Q for the quarters and year-to-date periods ended June 30, 2019 and September 30, 2019 until after the conclusion of its restatement process and the Accounting Policy and Controls Review.  The Company is unable to predict with certainty when the restatement process and Accounting Policy and Controls Review will be completed.

The foregoing information is based on facts obtained to date from the results of the Independent Investigation, the Accounting Policy and Controls Review, and management's review of previously issued consolidated financial statements of the Company.  Additional information may, in the future, be discovered as a result of the ongoing review activities, the assessment of the internal control over financial reporting or the preparation of the restated financial statements. Such information could result in, among other things, the Company having to make additional adjustments to the Company's consolidated financial statements, to disclose the non-reliance on additional financial statements, or to remediate additional identified material weaknesses in the Company's internal control over financial reporting.

The Company's management and the Audit Committee have discussed these preliminary findings and the matters disclosed in this Item 4.02(a) with Weaver and Tidwell, LLP, the Company's independent registered accounting firm.

Forward Looking Statements

The foregoing reflects the Company's current views about the Independent Investigation, the Accounting Policy Controls Review, the accounting periods affected, the accounting adjustments, the restatement, the Company's financial statements, and other matters that constitute "forward-looking" statements, as such term is defined by the federal securities laws. You can identify forward-looking statements by terminology such as "may," "will," "intend," "could," "should," "expect," "plan," "anticipate," "believe," "estimate," "project," "predict," "potential," "outlook," "forecast," "future," or "continue," the negative of such terms or other comparable terminology. These forward-looking statements are subject to the safe harbor protection provided by the federal securities laws. These forward-looking statements are subject to numerous risks, uncertainties and assumptions. These risks and uncertainties include, but are not limited to, the results and effect of the Independent Investigation, the Accounting Policy Controls Review, the Company's review of its accounting entries and practices, internal control over financial reporting and disclosure controls and procedures, any related SEC enforcement action, the ability of the Company to file its periodic reports, the impact on the Company's business and the risks identified in the Company's periodic filings under the Securities Exchange Act of 1934. Because these forward-looking statements are subject to risks and uncertainties, actual developments and results may differ materially from those express or implied by the forward-looking statements. Readers are cautioned not to place undue reliance on the statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except as required by federal securities laws.

Item 5.02.  Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2019, Tina Castillo resigned as the Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and Treasurer of the Company.  The Company is currently in discussions with Ms. Castillo to remain employed by the Company in the capacity of Vice President, Finance Special Projects, until approximately the end of February 2020, to assist with transition and other finance matters.  Ms. Castillo's resignation was not the result of any dispute or disagreement with the Company relating to the Company's operations, policies or practices.

On October 18, 2019, the Company appointed Danette Click to the position of Interim Chief Financial Officer of the Company effective October 21, 2019.  Ms. Click, 57, brings over 25 years of finance and accounting experience to Tandy Leather. Since 2005, she has worked as a strategy and finance consultant, including acting as interim/contract Chief Financial Officer and Chief Accounting Officer, for a variety of publicly-traded and privately-held companies.

Ms. Click will be paid for her services pursuant to an agreement between the Company and The CFO Suite, LLC, at an hourly rate of $200 per hour; in addition, she may be eligible to receive discretionary bonuses for her services, as may be approved by the Compensation Committee of the Company's Board of Directors.

There are no arrangements or understandings between Ms. Click and any other persons pursuant to which she was named Interim Chief Financial Officer of the Company.  Ms. Click does not have any family relationships with any of the Company's directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer.  Ms. Click does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
Exhibit No.            Description of Document
99.1	Press Release of the Company Announcing Non-Reliance on Prior Financial Statements

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY LEATHER FACTORY, INC.

Date: October 18, 2019	By: /s/ Janet Carr
Janet Carr, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.             Description of Document
99.1	Press Release of the Company Announcing Non-Reliance on Prior Financial Statements

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